As filed with the Securities and Exchange Commission on January 11, 2011

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

American Assets Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	27-3338708
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

11455 El Camino Real, Suite 200 San Diego, California 92130	92130
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.01 par value	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box ☐

Securities Act registration statement file number to which this form relates: 333-169326.

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.	Description of Registrant’s Securities to be Registered.

American Assets Trust, Inc. (the “Registrant”) hereby incorporates by reference herein the description of its common stock, par value $0.01 per share, to be registered hereunder set forth under the heading “Description of Securities” in the Registrant’s prospectus forming part of its Registration Statement on Form S-11 (File No. 333-169326), originally filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, on September 13, 2010 as thereafter amended and supplemented.

Item 2.	Exhibits.

Not applicable.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

American Assets Trust, Inc.

Date: January 11, 2011	By:	/S/ JOHN W.CHAMBERLAIN
	Name:	John W. Chamberlain
	Title:	Chief Executive Officer and President